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                                 EXHIBIT 23.5

        CONSENT OF ERNST & YOUNG LLP, PARTNERS, INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 33-_______) and related Prospectus of Zitel Corporation for the registration of 3,381,575 shares of its common stock of our report dated February 21, 1997, with respect to the financial statements of Datametrics Systems Corporation, which is included in Zitel Corporation's Current Report on Form 8-K dated June 30, 1997, filed with the Securities and Exchange Commission.

                                    s/ Ernst & Young LLP

Vienna, Virginia
July 15, 1998